SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      FIRST TRUST EXCHANGE-TRADED FUND VI
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                            See Exhibit 1
-----------------------------------------  -------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


 120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
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       (Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
Developed International Equity Select ETF

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
   Emerging Markets Equity Select ETF

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
     Large Cap US Equity Select ETF

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
      Mid Cap US Equity Select ETF

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
     Small Cap US Equity Select ETF

  Common Shares of Beneficial Interest,         The NASDAQ Stock Market LLC
        $.01 par value per share,
                   of
      US Equity Dividend Select ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--[ ]

Securities Act registration statement file number to which this form relates:
333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares") of the Developed International Equity Select ETF, Emerging Markets Equity Select ETF, Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF and US Equity Dividend Select ETF (the "Funds"), each a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on June 15, 2017. Such description is incorporated by reference herein.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED FUND VI


                                      By: /s/ W. Scott Jardine
                                          -------------------------------------
                                          W. Scott Jardine, Secretary

June 19, 2017

                                   Exhibit 1

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                                                              I.R.S. EMPLOYER
                           FUND                              IDENTIFICATION NO.
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        Developed International Equity Select ETF                37-1857996
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           Emerging Markets Equity Select ETF                    32-0531291
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             Large Cap US Equity Select ETF                      37-1858034
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              Mid Cap US Equity Select ETF                       30-0989274
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             Small Cap US Equity Select ETF                      61-1846547
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              US Equity Dividend Select ETF                      38-4037511
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